SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36445	01-0801232
(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd., Elmsford, NY 10523

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (914) 233-3004

                                 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2019, the stockholders of NanoVibronix, Inc., a Delaware corporation (the “Company”), approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s preferred stock, par value $0.001 per share, from 5,000,000 shares to 11,000,000 shares. The increase in authorized shares of the Company’s preferred stock was effected pursuant to a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), filed with the Secretary of State of the State of Delaware on November 20, 2019. The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held a special meeting (the “Special Meeting”) of its stockholder on November 18, 2019. There were 4,778,582 shares of the Company’s common stock and series C preferred stock entitled to be voted, of which 2,759,671 were voted in person or by proxy. The following matters were submitted to a vote of the Company’s stockholders at the Special Meeting.

Proposal 1.  A proposal to approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of (i) shares of the Company’s common stock, par value $0.001 per share, issuable upon the conversion of the Company’s Series E convertible preferred stock, par value $0.001 per share, and (ii) shares of the Company’s common stock issuable upon conversion of the Company’s Series E Preferred Stock issuable upon exercise of warrants, in each case, issued in private placement offerings on June 21, 2019 and July 31, 2019 (“Proposal One” ):

For	Against	Abstentions	Broker Non-Votes
2,756,760	2,411	500	0

Proposal 2. A proposal to approve, in accordance with Nasdaq Marketplace Rule 5635(c), the issuance of (i) shares of the Company’s common stock and (ii) shares of the Company’s common stock issuable upon exercise of warrants, in each case, to a director of the Company (“Proposal Two”):

For	Against	Abstentions	Broker Non-Votes
2,756,760	2,411	500	0

Proposal 3. A proposal to approve an amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the authorized preferred stock of the Company from 5,000,000 shares to 11,000,000 shares (“Proposal Three”):

For	Against	Abstentions	Broker Non-Votes
2,756,460	2,711	500	0

Proposal 4. A proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal One, Proposal Two and/or Proposal Three (“Proposal Four”):

For	Against	Abstentions	Broker Non-Votes
2,756,460	2,511	700	0

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

3.1	Form of Certificate of Amendment to the Amended and Restated Certificate of Designation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOVIBRONIX, INC.

Date: November 21, 2019	By:	/s/ Brian Murphy
Name: Brian Murphy
Title: Chief Executive Officer